UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 448-0884

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)            On June 21, 2016, Sound Financial Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Sound Community Bank (the “Bank”), entered into an amended and restated change in control agreement (the “Amended Agreement”) with Matthew P. Deines, Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company and the Bank.  The Amended Agreement amended the change in control agreement originally entered into with Mr. Deines on October 30, 2013.  The Amended Agreement remains in effect until canceled by either party, upon at least 12 months prior written notice to the other party.

Under the Amended Agreement, Mr. Deines is entitled to a change of control payment from the Company if he is involuntary terminated (as defined in the agreement) concurrently with or within 12 months following a change in control (as defined in the agreement).  In such an event Mr. Deines is entitled to receive a cash payment equal to two times his then current annual base salary.  The Amended Agreement also provides that for a period ending at the earlier of (i) eighteen (18) months after the effective date of Mr. Deines’ termination or (ii) the date of Mr. Deines’ full time employment by another employer that provides substantially similar benefits, at no premium cost to Mr. Deines, the Company shall maintain the same group health benefits and other group insurance and group retirement benefits as Mr. Deines would have received had he continued to be employed by the Company and/or the Bank, to the extent that the Company and the Bank can do so under the terms of applicable plans as are maintained by the Company and the Bank for the benefit of its executive officers from time to time.  All of the above payments that would be made in connection with a change of control are subject to cut-back to the extent the payments are deemed “parachute payments” under Section 280G of the Internal Revenue Code as amended.

The foregoing summary of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is attached as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company and the Bank have entered into similar change in control agreements with two other officers.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Change of Control Agreement dated June 21, 2016, by and among Sound Financial Bancorp, Inc., Sound Community Bank and Matthew P. Deines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	June 24, 2016	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and Chief Executive Officer